SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                               September 26, 2006

                                DUNE ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                           0-27897                          95-4737507
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State of                           Commission                       IRS Employer
Incorporation                      File Number                      I.D. Number

              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
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                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895

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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On September 26, 2006, Dune Energy, Inc. ("we" or the "Company") amended and restated our Credit Agreement with Standard Bank Plc, as administrative agent, Standard Americas Inc., as collateral agent, and the lenders described therein, dated as of November 17, 2005 (the "Original Credit Agreement").

      The Original Credit Agreement was amended and restated pursuant to the terms and conditions of an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), dated as of September 26, 2006, among the Company, D.B. Zwirn Special Opportunities Fund, L.P., as administrative agent, and the lenders named therein (the "Lenders"). Subject to numerous conditions precedent and covenants, the Amended Credit Agreement provides for a credit commitment of up to $50 million (the "Commitment"), consisting of an initial commitment of $30.2 million (the "Initial Commitment") and subsequent commitment increases of up to $19.8 million (the "Subsequent Commitment Increases"). Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto.

      On September, 27, 2006, the Lenders advanced $16,494,908 of their Initial Commitment to us under the Amended Credit Agreement. Proceeds of this Initial Funding will be used to (i) payoff all amounts outstanding under our Original Credit Agreement, (ii) fund the drilling and development of wells located on our Barnett Shale and Bayou Couba Properties, (iii) purchase additional properties in the Barnett Shale pursuant to our Purchase Agreement with Voyager Partners Ltd. and (iv) fund certain fees and expenses incurred by us in connection with our entering into the Amended Credit Agreement. In addition, $1.2 million included in the Initial Funding will be utilized by us to purchase a seismic license covering certain lands located in St. Charles Parish, Louisiana (discussed below). This $1.2 million, together with an additional $2.3 million that may be funded upon the satisfaction of certain conditions, shall be treated as "Bridge Loans" under the Amended Credit Agreement. From time to time and subject to our satisfaction of various terms and conditions contained in the Amended Credit Agreement, we may request Subsequent Commitment Increases to fund
(i) Development Projects and (ii) the acquisition of additional Oil and Gas Properties.

      Unless earlier payment is required under the Amended Credit Agreement, loans made by the Lenders pursuant to the Amended Credit Agreement must be repaid on or before August 14, 2009, provided, however, that all Bridge Loans must be repaid on or before March 26, 2007. Under the Amended Credit Agreement, interest on all loans shall accrue at the Prime Rate plus 5% per annum, provided that the interest rate shall not exceed 15.25% per annum nor be less than 11.25% per annum. All Loans under the Amended Credit Agreement are secured by a security interest in, and first lien on, all of our assets.

      We have agreed to pay the Administrative Agent (i) a "Commitment Fee" equal to 1.5% of all amounts committed to be loaned by the Lenders (except with respect to amounts advanced under the Original Credit Agreement and for commitments associated with the Bridge Loans), (ii) a "Bridge Loan Fee" equal to


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5% of all amounts committed to be loaned as Bridge Loans, (iii) an
"Administrative Fee" of $25,000 semi-annually on each August 15 and February 15 that the Amended Credit Agreement is in effect and (iv) an "Exit Fee" equal to 5% of all amounts committed to be loaned as Bridge Loans, payable upon the earlier of repayment of Bridge Loans or March 26, 2007. In addition, we have granted the Lenders an overriding royalty interest ("ORRI") ranging between 1% and 2% in (i) our existing Oil and Gas Properties and (ii) Oil and Gas Properties that we acquire after the date hereof until the Amended Credit Agreement is terminated.

      As further consideration for the making of the Loans, we issued warrants to the Lenders, exercisable for up to 500,000 shares of our common stock, at a strike price of $1.35 per share. Pursuant to a warrant agreement (the "Warrant Agreement") any unexercised warrants expire on September 26, 2015. The Warrant Agreement, a copy of which is filed as Exhibit 10.2 hereto, also affords the holders certain anti-dilution protection, as well as piggy-back registration rights and limited demand registration rights.

      We also further amended the Term Loan Agreement, as amended and restated (the "Original Loan Agreement"), with our parent company, Itera Holdings BV ("Itera"), pursuant to the terms and conditions of the Amended and Restated Term Loan Agreement, dated as of September 26, 2006 (the "Amended Loan Agreement"), a copy of which is filed as Exhibit 10.3 hereto. In accordance with the Amended Credit Agreement, the convertible subordinated note, as amended and restated, issued by the Company in connection with the Original Loan Agreement, was further amended to provide that we may not pay interest to Itera in cash, until such time as there is no default or event of default under the Amended Credit Agreement, the payment thereof would not cause a default or event of default under the Amended Credit Agreement, or until such time as the Company is in compliance with the financial covenants set forth in the Amended Credit Agreement. A copy of the Amended and Restated Convertible Subordinated Note, dated as of September 26, 2006, is filed as Exhibit 10.4 hereto.

      On September 27, 2006, we entered into a Participation Agreement ("Participation Agreement") and Master Geophysical Data Use License ("MLA") with Seismic Exchange, Inc. ("SEI") pursuant to which we have agreed to purchase a license for a 3-D seismic survey covering approximately 60-sqaure miles in St. Charles Parish, Louisiana. The purchase price for the license is $2.0 million of which $600,000 was previously paid and $1.2 million of which will be paid by us to SEI from the proceeds of the Initial Funding. The remaining $200,000 is payable upon delivery of the final data to us by SEI, presently contemplated to occur prior to year end. The seismic survey encompasses all of the lands that we have rights to pursuant to our Exploration and Development Agreement with American Natural Energy Corporation, dated effective August 26, 2005 and should greatly enhance our evaluation of the drilling prospects at our Bayou Couba Property.

      A copy of our press release of September 28, 2006, announcing the Amended Credit Agreement, is filed as Exhibit 99.1 hereto.


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Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 10.1     Form of Amended Credit Agreement

Exhibit 10.2     Form of Warrant

Exhibit 10.3     Form of Amended Loan Agreement

Exhibit 10.4     Amended and Restated Subordinated Convertible Note

Exhibit 99.5     Press Release Announcing Amended Credit Agreement


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2006

                                                     DUNE ENERGY, INC.


                                                     By: /s/ Alan Gaines
                                                         -----------------------
                                                         Alan Gaines
                                                         Chief Executive Officer


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